UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 7, 2005

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-25867	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 694-7722

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On July 7, 2005 James M. Weber resigned from the Board of Directors of Nautilus, Inc. (the “Company”) following completion of the Company’s acquisition of DashAmerica, Inc. d/b/a PEARL iZUMI USA. The resignation was effective July 8, 2005. Mr. Weber is the President and Chief Executive Officer of Brooks Sports, Inc., which competes in certain markets with PEARL iZUMI USA. Mr. Weber resigned in order to avoid any perceived or actual conflicts of interest. Mr. Weber did not participate in the deliberations or vote by the Board of Directors of Nautilus, Inc. related to the acquisition of PEARL iZUMI USA.

Mr. Weber has been a member of the Company’s Board of Directors of since 2001. At the time of his resignation, Mr. Weber was serving on the Company’s Compensation Committee and the Nominating and Corporate Governance Committee.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

July 13, 2005 (Date)	By:	/s/ William D. Meadowcroft
William D. Meadowcroft, Chief Financial
Officer, Secretary and Treasurer